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GT Global Investor Services, Inc. ("GT Services")
Attn:  Earle A. Malm II
California Plaza
2121 N. California Boulevard
Suite 450
Walnut Creek, CA 94596

     Re: Transfer Agency Agreement for GT Global Variable Investment Trust (the "Company")

Dear Earle:

     We are writing to inform you about the proposed reorganization of G.T. Global Variable Investment Trust (the "Company") into a newly organized Delaware business trust, GT Global Variable Investment Trust (the "Trust"). In connection with this transaction, which is scheduled to close on May 29, 1998, it is anticipated that each series of the Company listed on Schedule A to this letter (each an "Old Fund") will transfer all of its assets to the corresponding series listed on Schedule A (each a "New Fund") in exchange solely for shares of beneficial interest in such New Fund and such New Fund's assumption of such Old Fund's liabilities.

     Consistent with the "Amendments" provision in Section XXIII of the Transfer Agency Contract of February 10, 1993, as amended from time to time (the "Contract"), between the Company and GT Global Investor Services, Inc., the Company hereby requests that, as of the close of business on May 29, 1998, you act under the terms of the Contract, including the fee schedule relating thereto, as Transfer Agent for each New Fund, which shall be deemed to have succeeded to the corresponding Old Fund's obligations, rights, and duties under the Contract.

     The Company hereby further requests that you agree that the obligations of the Trust under the Contract shall not be binding upon any of the Trust's trustees, shareholders, nominees, officers, agents, or employees of the Trust personally, but shall be binding only upon the assets and property of the New Fund or New Funds to which such obligations relate.

     Please indicate your acceptance of the foregoing by executing two copies of this Letter Agreement, returning one copy to the Company and retaining one for your records.

                                        Sincerely,

                                        G.T. GLOBAL VARIABLE INVESTMENT TRUST


                                        -------------------------------------
                                        William J. Guilfoyle
                                        President

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Accepted by GT Global Investor Services, Inc.


-------------------------------------
Earle A. Malm II
Chief Operating Officer
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                                      SCHEDULE A




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G.T. GLOBAL VARIABLE INVESTMENT TRUST   GT GLOBAL VARIABLE INVESTMENT TRUST
--------------------------------------------------------------------------------
GT Global Variable Emerging Markets     GT Global Variable Emerging Markets Fund
Fund
--------------------------------------------------------------------------------
GT Global Variable Global Government    GT Global Variable Global Government
Income Fund                             Income Fund
--------------------------------------------------------------------------------
GT Global Variable Growth & Income      GT Global Variable Growth & Income Fund
Fund
--------------------------------------------------------------------------------
GT Global Variable Infrastructure Fund  GT Global Variable Infrastructure Fund
--------------------------------------------------------------------------------
GT Global Variable Latin America Fund   GT Global Variable Latin America Fund
--------------------------------------------------------------------------------
GT Global Variable Natural Resources    GT Global Variable Natural Resources
Fund                                    Fund
--------------------------------------------------------------------------------
GT Global Variable Strategic Income     GT Global Variable Strategic Income Fund
Fund
--------------------------------------------------------------------------------
GT Global Variable Telecommunications   GT Global Variable Telecommunications
Fund                                    Fund
--------------------------------------------------------------------------------
GT Global Variable U.S. Government      GT Global Variable U.S. Government
Income Fund                             Income Fund
--------------------------------------------------------------------------------